ARTICLES OF INCORPORATION

                                       OF

                               IDAHO SILVER, INC.

         KNOW ALL MEN BY THESE PRESENTS That we, the undersigned, citizens of the United States of America, each over the age of twenty-one years, do hereby voluntarily associate ourselves together for the purpose of forming a domestic corporation under and by virtue of the laws of the State of Idaho, and we do hereby make, sign, acknowledge and file these Articles of Incorporation, as follows:

                                   ARTICLE I.
                                   ----------

         The name of this corporation is, and shall be IDAHO SILVER, INC.

                                  ARTICLE II.
                                  -----------

         The objects and purposes for which this Corporation is formed are as principals, agents, or otherwise, to do in any part of the world any and every of the things therein set forth or permitted by law to the same extent as natural persons might and could do. In furtherance and not in limitation of the general powers conferred by the laws of the State of Idaho, we do expressly provide that the Corporation shall have power;

         (a) To purchase, sell, option, own, locate, lease, or otherwise acquire, mortgage and dispose of lands, mines, mining claims and mineral rights; to own, handle and control letters patent and inventions; to use and to own, enter, apply for patents for mines, millsites, mills, water-rights, tunnels, and rights of way; to work, prospect, explore, exploit and develop mines and mineral lands of every kind and nature and wherever the same may be situated, and to carry on every operation of the business of mining, milling and producing zinc, lead, gold, silver and any and all other metals and minerals of every kind and character and to sell and dispose of the same and the by-products thereof, and to do everything that may be necessary or proper in the conduct of the business of working such mines and mineral lands and the production of ores and to buy, sell, contract for, own, erect, and operate all mills, smelting and other ore reduction works, sawmills, machinery, roads, tramways, ditches, flumes, water rights, power plants of any and all kinds whatsoever, and to develop and use electicity for power and light purposes, and to file upon water rights for any and all purposes.

         (b) To take, hold, lease, mortgage, own, purchase, or acquire by operation of the law or otherwise, real property or any interest therein or appurtenant thereto, including storerooms, sawmills, store buildings and any part thereof, or any interest therein, or to sell, lease, exchange, mortgage or hypothecate real estate or any interest therein and to engage in any and all undertakings and business necessary and proper to the improvement and betterment of any of the land or real property or interest therein, owned or otherwise acquired, or to be owned or otherwise acquired by said corporation, or in any other lands in which the said corporation may have any interest, and to handle and deal in any land, interest in land, or other property or interest therein, of said corporation in any manner it may desire.

         (c) To enter into, make, perform and carry out any and all contracts or agreements of every kind, amount and character with any person, firm, association, corporation, Federal or State government or any political subdivision, or corporation or agency thereof.

         (d) To purchase, own, sell, convey, mortgage, pledge, exchange, acquire by operation of law or otherwise, personal property of every kind and character, debts, dues and demands or causes of action, and each and every kind of personal property, evidence of debts, bonds, stocks of this and other corporations, both public and private, which the Corporation may deem necessary and convenient for its business or otherwise.

         (e) To borrow and lend money from and to any person, firm, corporation, association, or federal or state government or any political subdivision, or corporation or agency thereof, and to make, take and execute notes, mortgages, bonds, deeds of trust, or other evidence of indebtedness to secure payment thereof, or by any other lawful manner or means, and to take and receive notes, bonds, mortgages, deeds of trust, or any evidence of indebtedness for the use and benefit of said corporation, or otherwise.

         (f) To own, hold, lease, or sublet, or to conduct on its own account, or for any person, firm association, corporation, or federal or state government of any political subdivision, or corporation or agency thereof, all and every kind of merchandise, business or property necessary or proper to carry on an account of the business of said corporation.

         (g) To build any and all necessary shops, buildings, storerooms, boarding houses, sleeping quarters, sawmills and structures at any place proper and convenient to carry on any or all of the business of said Corporation.


         (h) To do and perform every act and thing necessary to carry out the above enumerated purposes, or calculated directly or indirectly to the advancement of the interest of the Corporation, or to the enhancement of the value of its stock, holdings and property of any kind or character.

                                  ARTICLE III.
                                  ------------

         The corporate existence of this corporation shall be perpetual.

                                  ARTICLE IV.
                                  -----------

         The location and post office address of the corporation's registered office in the State of Idaho shall be Wallace, Idaho.

                                   ARTICLE V.
                                   ----------

         This company shall be capitalized for $1,000,000.00. The total authorized stock of this corporation shall be divided into 10,000,000 shares, all of which shall be common stock with a par value of 10 cents per share. Said shares shall be non-assessable and shall all be of the same class and every share of said stock shall be equal in all respects to every other of said shares.

         The said shares may be issued and sold from time to time by the corporation for such consideration and upon such terms as may, from time to time, be fixed by the Board of Directors without action by the stockholders.

         Notwithstanding the provisions of Section 30-120, Idaho Code, the Board of Directors of this corporation shall have power and authority from time to time to authorize the sale of, and to sell for cash or otherwise, all or any portion of the unissued and/or of the treasury stock of this corporation without said stock, or any thereof, being first offered to the shareholders of this corporation.

                                  ARTICLE VI.
                                  -----------

         The corporate powers of the corporation shall be vested in a Board of Directors of not less than three, and no more than seven members, who shall be elected annually by the shareholders, and who shall serve until the election and qualification of their successors. No person shall serve as a director or this corporation who is not a shareholder therein. Directors who are to serve for the first corporate year shall be selected by the incorporators. Unless otherwise determined by the shareholders, the Board of Directors, by resolution, shall from time to time fix the number of directors within the limit herein provided.

                                  ARTICLE VII.
                                  ------------

         The names, post office addresses, and number of shares subscribed by each of the incorporators, are as follows:

Name                          Address                       No. of Shares
----                          -------                       ------------

Jack Scott                    Box 1088
                              Wallace, Idaho                     1

F. E. Scott                   Box 1088
                              Wallace, Idaho                     1

Alden Hull                    Box 709
                              Wallace, Idaho                     1

                                 ARTICLE VIII.
                                 -------------

         In addition to the power conferred upon the shareholders by law, to make, amend or repeal By-Laws and adopt new By-Laws, but such powers may be executed only by a majority of the whole Board of Directors.

                                  ARTICLE IX.
                                  -----------

         A director or officer of the corporation shall not, in the absence of actual fraud, be disqualified by his office from dealing or contracting with the corporation, either as vendor, purchaser, or otherwise; and in the absence of actual fraud no transaction or contract of the corporation shall be void or voidable by reason of the fact that any director or officer, or firm of which any director or officer is a member, or any other corporation of which any director or officer is a shareholder, officer or director, is in any way interested in such transaction or contract; provided, that such transaction or contract is, or shall be, authorized, ratified or approved (1) by a vote of a majority of a quorum of the Board of Directors, or of the Executive Committee, if any, counting for the purpose of determining the existence of such majority or quorum, any Director, when present, who is so interested, or who is a member of a firm so interested; or (2) at a stockholders' meeting by a vote of a majority of the outstanding shares of stock of the corporation represented at such meeting and then entitled to vote, or by writing or writings signed by a majority of such holders of stock which shall have the same force and effect as though such authorization, ratification or approval were made by the stockholders; and no director or officer shall be liable to account to the corporation for any profits realized by him through any such transaction or contract of the corporation authorized, ratified, or approved, as aforesaid, by reason of the fact that he may be, or any firm of which he is a member, or any corporation of which he is a shareholder, officer or director, was interested in such transaction. Nothing in this paragraph contained shall create any liability in the events above mentioned, or prevent the authorization, ratification or approval of such contracts or transactions in any other manner than permitted by law, or invalidate of made voidable any contract or transaction which would be valid without reference to the provisions of this paragraph.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals in quadruplicate this 13th day of October, 1964.

                                             /s/ R. E. Scott
                                             ---------------

                                             /s/ Jack E. Scott
                                             -----------------

                                             /s/ Alden Hull
                                             --------------

STATE OF IDAHO     )
                   ) ss.
County of Shoshone )

         On this 13th day of October, 1963, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared JACK SCOTT, F. E. SCOTT and ALDEN HULL, know to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year in this certificate first above written.


                                   /s/  W. J. Hull
                                   --------------------------------------------
                                   Notary Public in and for the State of Idaho,
                                   Residing at Wallace, Idaho.

[stamp]
                             ARTICLES OF AMENDMENT

                      TO THE ARTICLES OF INCORPORATION OF

                               IDAHO SILVER, INC.

         Pursuant to the provisions of Section 30-61 of the Idaho Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

         FIRST: The name of the corporation is "Idaho Silver, Inc."

         SECOND: The following amendments to the Articles of Incorporation of Idaho Silver, Inc. were duly adopted by the stockholders of the corporation at a meeting held May 28, 1996, in the manner prescribed by the Idaho Business Corporation Act.

         (i) Article I of the corporation's Articles of Incorporation shall be amended to read:

                                   ARTICLE I
                                   ---------

         The name of this corporation is "Enviro Voraxial Technology, Inc."

         (ii) The second sentence of Article V of the corporation's Articles of Incorporation shall be amended to read:

         The total authorized stock of this corporation shall be divided into 50,000,000 shares, all of which shall be common stock with a par value of one mill ($0.001) per share.

         THIRD; (a) The designation and number of shares outstanding and entitled to vote on the above-referenced amendments were as follows:

               CLASS                              NUMBER OF SHARES
               -----                              ----------------

               Common                               10,000,000

         (b) The number of shares voted for such amendments was 5,631,584, with none opposing and none abstaining.

         FOURTH: Such amendments do not provide for any exchange, reclassification or cancellation of issued shares.

         FIFTH: The amendment designating a par value of one mill ($0.001) per share for the corporation's common stock effects a reduction in the amount of stated capital from $1,000,000 to $10,000.

                                                                 [stamp]

         IN WITNESS WHEREOF, the undersigned executive officers of the corporation, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the corporation under the penalties of perjury this 4th day of June, 1996.

                                        IDAHO SILVER, INC.

                                        By /s/ Alberto Di Bella
                                        -----------------------
                                        Alberto Di Bella, President

                                        By /s/ Harvey E. Richter
                                        ------------------------
                                        Harvey E. Richter, Executive Vice
                                        President

                                        By /s/ Thomas J. Barone
                                        -----------------------
                                        Thomas J. Barone, Secretary/Treasurer

[stamp]

                             ARTICLES OF AMENDMENT
                      TO THE ARTICLES OF INCORPORATION OF
                        ENVIRO VORAXIAL TECHNOLOGY, INC.


To the Secretary of State of the State of Idaho:

         Pursuant to Title 30, Chapter 1, Idaho Code, the undersigned corporation amends its Articles of Incorporation as follows:

FIRST:    The name of the corporation is "Enviro Voraxial Technology, Inc."

SECOND:   The following amendment to the Articles of Incorporation of Enviro
Voraxial Technology, Inc. were adopted by the stockholders of the corporation at a meeting held October 20, 1997.

     (i) The second sentence of Article V of the corporation's Articles of Incorporation shall be amended to read:

     The total authorized stock of this corporation shall be divided into 50,000,000 shares, 42,4000,000 of which shall be common stock with a par value of one mill ($0.001) per share, and 7,250,000 of which shall be preferred stock with a par value of one mill ($0.001). The preferred stock shall have voting rights equal to those of the common stock, have a noncumulative dividend of 8% per annum and be convertible into common stock upon certain conditions as determined from time to time by the board of directors.

THIRD:    (a)  The designation and number of shares outstanding and entitled to vote on the above referenced amendment were as follows:

               CLASS                              NUMBER OF SHARES
               -----                              ----------------

               Common                                 11,083,018

          (b) The number of shares voted for such amendment was 8,010,000, with none opposing and none abstaining.

FOURTH:   Such amendment does not provide for any exchange reclassification or cancellation of issued shares.

                                                                 [stamp]

         IN WITNESS WHEREOF, the undersigned executive officers of the corporation, having been thereunto authorized, have executed penalty of perjury this 20th day of October, 1997.

                                        ENVIRO VORAXIAL TECHNOLOGY, INC.

                                        By: /s/ Alberto DiBella
                                            -----------------------------
                                            Alberto DiBella, President

                                        By: /s/ Thomas J. Barone
                                            -----------------------------
                                            Thomas J. Barone, Sec./Treas.

                             ARTICLES OF AMENDMENT

To the Secretary of State of the State of Idaho                  [seal]
     Pursuant to Title 30, Chapter 1, Idaho Code, the undersigned corporation amends its articles of incorporation as follows:


1.    The name of the corporation is Enviro Voraxial Technology, Inc.
                                    ---------------------------------

2.    The text of each amendment is as follows:

      Article VI.

      The corporate powers of the corporation shall be vested in a Board of Directors of not less than one, and no more than seven members, who shall be elected annually by the shareholders, and who shall serve until the election and qualification of the successors. No person shall serves as a director of the corporation who is not a shareholder therein. Directors who are to serve for the first corporate year shall be elected by the incorporators. Unless otherwise determined by the shareholders, the Board of Directors, by resolution, shall from time to time fix the number of directors within the limit herein provided.

3.    The date of adoption of the amendment(s) was:    August 30, 1999
                                                       ---------------

4.    Manner of adoption (check one):

      [ ] The amendment consists exclusively of matters which do not require shareholder action pursuant to section 30-1-1002, Idaho Code, and was, therefore, adopted by the board of directors.

      [X ] The number of shares outstanding and entitled to vote was: 12,510,418
                                                                      ----------
           The number of shares cast for and against each amendment was:

           Amended article    Shares for     Shares against
           ---------------    ----------     --------------
             Article VI       8,820,000

Dated:  August 30, 1999

Signed by:_____________________
Its       Albert Dibella, Majority Shareholder